Exhibit 99.1

MarineMax Reports Fiscal 2025 Fourth Quarter and Full Year Results

~Reports Fourth Quarter Revenue of $552.2 Million~

~Gross Margins Expand to 34.7% Driven by Strength of Diversified Portfolio~

~Quarterly Same-Store Sales Grow 2.3% Despite Industry Wide Retail Softness~

~Fort Lauderdale Boat Show Sets Post-COVID Record Unit Sales and Strong Revenue Gains~

~Company Provides FY 2026 Guidance~

~Earnings Conference Call at 10:00 a.m. ET Today~

OLDSMAR, Florida, November 13, 2025 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2025 fourth quarter and full year ended September 30, 2025.

Fiscal 2025 Fourth Quarter Summary

•
Revenue of $552.2 million
•
Same-store sales increase 2.3%
•
Gross profit of 34.7%
•
Reported and Adjusted net loss per share of $0.04
•
Net loss of $0.9 million
•
Adjusted EBITDA1 of $17.3 million

Fiscal 2025 Full Year Summary

•
Revenue of $2.3 billion
•
Same-store sales decrease 2.1%
•
Gross profit of 32.5%
•
Reported net loss per share of $1.43; Adjusted earnings per share of $0.61
•
Net loss of $31.6 million
•
Adjusted EBITDA1 of $109.8 million

CEO and President Commentary

“Our full year adjusted earnings and adjusted EBITDA were in line with our revised guidance, demonstrating the resilience of our diversified business model,” said Brett McGill, the Company’s Chief Executive Officer and President. “While new boat sales and pricing remained under pressure in the fourth quarter due to the soft retail environment industrywide, our continued strategic expansion into higher-margin businesses is driving long-term value creation. Strong contributions from areas such as finance & insurance, parts, services, our Superyachts Division, and marina operations, including IGY, supported our improved gross margin of 34.7%, during a period when many dealers in our industry faced margin compression.

“Recent initiatives, including the launch of our flagship Yacht Sales and Service Center in Fort Myers, Florida, highlight our commitment to innovation and world-class customer service - a commitment reflected in our industry-leading net promoter scores,” McGill said. “We have also made important strategic adjustments to refine our product portfolio by eliminating underperforming brands, allowing us to concentrate on offerings that better align with evolving customer demand and deliver greater value to our business. At the same time, we are focused on unlocking synergies across our yacht sales, Superyacht services and marina operations, enabling MarineMax to capture additional value across our marine services ecosystem. Our investments in wholly owned New Wave Innovations continue to deliver compelling results, including enhanced customer engagement and sales, marketing and service technology advancements that are allowing us to outperform in a tough industry environment.

“Turning to recent business, we had a strong showing at the recent Fort Lauderdale International Boat Show, one of the industry’s largest and most prestigious events. We generated more revenue than at last year’s show and set a post-COVID record for unit sales, demonstrating the effectiveness of our investments and technology tools and the strength of our industry-leading brands. While it’s too early to say that the demand headwinds caused by heightened economic uncertainty have subsided, the level of consumer engagement was very encouraging,” McGill said.

“On the governance front, we strengthened our Board of Directors this past quarter with the appointment of two new members, Odilon Almeida and Dan Schiappa,” McGill said. “Both bring distinguished track records in scaling operations, corporate governance, and strategic innovation that will be invaluable as we execute our long-term growth strategy and enhance shareholder value.”

Fiscal 2025 Fourth Quarter Results

Revenue was $552.2 million in the fourth quarter of fiscal 2025, compared with $563.1 million in the prior-year period. This year-over-year decline primarily reflected lower new boat sales and the impact of the Company’s portfolio rationalization efforts, including strategic store closures since the end of fiscal 2024. Same-store sales increased 2.3%, driven by growth in used boat revenue, finance and insurance, parts and service income, and contributions from Superyacht services and marina operations, including IGY.

Gross profit was $191.4 million, or 34.7% of revenue, in the fourth quarter of fiscal 2025, compared with $193.2 million, or 34.3% of revenue, in the prior-year period. The increase in gross margin percentage reflects continued growth in our diversified, higher margin businesses and was achieved despite significantly lower boat margins due to the challenging retail environment.

Selling, general, and administrative (SG&A) expenses totaled $177.6 million, or 32.2% of revenue, in the fourth quarter of fiscal 2025 compared with $166.4 million, or 29.5% of revenue, in the prior-year period. The increase primarily reflects the greater contribution of service-related revenue, which has different cost dynamics than retail store operations, along with targeted marketing investments to strengthen sales opportunities in a challenging environment as well as higher foreign currency translation costs due to a weaker dollar.

Interest expense was $17.3 million, or 3.1% of revenue, in the fourth quarter of fiscal 2025, compared with $17.9 million, or 3.2% of revenue, in the prior-year period.

Net loss was $0.9 million, or $0.04 per share, in the fourth quarter of fiscal 2025, compared with net income of $4.0 million, or $0.17 per diluted share, in the prior-year period. On an adjusted basis, the Company reported a net loss1 of $0.9 million, or $0.04 per share, versus adjusted net income of $5.5 million, or $0.24 per diluted share, in the prior-year period.

Adjusted EBITDA1 was $17.3 million for the fourth quarter of fiscal 2025, compared with $33.5 million in the prior-year period.

Fiscal 2026 Outlook

Based on current business conditions, retail marine industry trends, and other relevant factors, MarineMax expects fiscal 2026 Adjusted EBITDA1,2 to be in the range of $110 million to $125 million, with adjusted net income1,2 in the range of $0.40 to $0.95 per diluted share. These projections exclude the potential impact of material acquisitions or other unforeseen developments, including changes in tariffs and/or global economic conditions.

“Although our fiscal 2026 outlook reflects a prudent approach in light of macroeconomic uncertainty and persistent industry headwinds, we remain confident in MarineMax's long-term strategy and growth priorities,” McGill said. “Our diversification across higher margin businesses, combined with our historical industry leading retail strategy and our strong balance sheet, provides the financial flexibility to capitalize on opportunities throughout industry cycles. Our experienced leadership team will continue executing strategic initiatives in product innovation, digital engagement, and customer experience – areas that are becoming increasingly important as buyers grow more selective. As shown by our recent Fort Lauderdale Boat Show results, demand for the boating lifestyle remains resilient, and as market conditions stabilize, we expect our performance to improve, driven by our expanding presence in higher-value segments, operational leverage from our diversified platform, and continued investment in technology and innovation.”

Conference Call Information

MarineMax will discuss its fiscal 2025 fourth quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and over 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These statements, including those relating to MarineMax’s strategic expansion into higher-margin businesses and the value creation resulting from such expansion, the Company’s long-term growth strategy, MarineMax’s fiscal 2026 guidance, the Company’s long-term strategy and growth priorities, MarineMax’s diversification, and its financial flexibility, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s most recently filed Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Mike McLamb

Chief Financial Officer

MarineMax, Inc.

727-531-1700

Scott Solomon

Sharon Merrill Advisors

857-383-2409

HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$552,153	$563,122	$2,309,288	$2,431,008
Cost of sales	360,715	369,927	1,559,060	1,629,812
Gross profit	191,438	193,195	750,228	801,196

Selling, general, and administrative expenses	177,598	166,396	647,156	672,970
Goodwill impairment	—	—	69,055	—
Income from operations	13,840	26,799	34,017	128,226

Interest expense	17,297	17,927	71,158	73,895
(Loss) income before income tax (benefit) provision	(3,457)	8,872	(37,141)	54,331

Income tax (benefit) provision	(3,372)	4,141	(6,375)	15,593
Net (loss) income	(85)	4,731	(30,766)	38,738

Less: Net income attributable to non-controlling interests	769	732	865	672
Net (loss) income attributable to MarineMax, Inc.	$(854)	$3,999	$(31,631)	$38,066

Basic net (loss) income per common share	$(0.04)	$0.18	$(1.43)	$1.71

Diluted net (loss) income per common share	$(0.04)	$0.17	$(1.43)	$1.65

Weighted average number of common shares used in computing net (loss) income per common share:

Basic	21,467,898	22,322,097	22,052,177	22,271,580
Diluted	21,467,898	23,199,765	22,052,177	23,014,208

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,	September 30,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,351	$224,326
Accounts receivable, net	108,288	106,409
Inventories	867,328	906,641
Prepaid expenses and other current assets	34,912	35,835
Total current assets	1,180,879	1,273,211
Property and equipment, net	552,546	532,766
Operating lease right-of-use assets, net	137,915	136,599
Goodwill	526,931	592,293
Other intangible assets, net	35,416	37,458
Other long-term assets	36,751	32,741
Total assets	$2,470,438	$2,605,068
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,378	$54,481
Contract liabilities (customer deposits)	45,699	64,845
Accrued expenses	121,042	197,295
Short-term borrowings	715,679	708,994
Current maturities on long-term debt	35,593	33,766
Current operating lease liabilities	10,489	9,762
Total current liabilities	984,880	1,069,143
Long-term debt, net of current maturities	356,235	355,906
Noncurrent operating lease liabilities	127,969	124,525
Deferred tax liabilities, net	47,447	60,317
Other long-term liabilities	5,154	8,928
Total liabilities	1,521,685	1,618,819
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	31	30
Additional paid-in capital	360,818	343,911
Accumulated other comprehensive income	8,234	4,636
Retained earnings	746,384	778,015
Treasury stock	(178,277)	(150,797)
Total shareholders’ equity attributable to MarineMax, Inc.	937,190	975,795
Non-controlling interests	11,563	10,454
Total shareholders’ equity	948,753	986,249
Total liabilities and shareholders’ equity	$2,470,438	$2,605,068

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Retail Operations	$549,116	$562,508	$2,299,555	$2,417,941
Product Manufacturing	33,356	30,381	138,947	154,753
Elimination of intersegment revenue	(30,319)	(29,767)	(129,214)	(141,686)
Revenue	$552,153	$563,122	$2,309,288	$2,431,008
Income from operations:
Retail Operations	$14,235	$28,659	$104,509	$122,863
Product Manufacturing (1)	(3,524)	(2,077)	(79,093)	431
Intersegment adjustments	3,129	217	8,601	4,932
Income from operations	$13,840	$26,799	$34,017	$128,226

(1) Product manufacturing loss from operations during the fiscal year ended September 30, 2025, includes a non-cash goodwill impairment charge of $69.1 million.

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(854)	$3,999	$(31,631)	$38,066
Transaction and other costs (1)	754	724	2,319	5,074
Intangible amortization (2)	1,397	1,428	5,650	6,020
Change in fair value of contingent consideration (3)	(2,475)	(5,422)	(28,126)	(3,030)
Weather (recoveries) expenses	(315)	4,708	4,433	4,850
Restructuring expense (4)	298	1,445	1,600	2,556
Goodwill impairment (5)	—	—	69,055	—
Tax adjustments for items noted above (6)	333	(1,346)	(9,448)	(4,440)
Adjusted net (loss) income attributable to MarineMax, Inc.	$(862)	$5,536	$13,852	$49,096

Diluted net (loss) income per common share	$(0.04)	$0.17	$(1.43)	$1.65
Transaction and other costs (1)	0.04	0.03	0.11	0.22
Intangible amortization (2)	0.07	0.06	0.26	0.26
Change in fair value of contingent consideration (3)	(0.13)	(0.22)	(1.28)	(0.13)
Weather (recoveries) expenses	(0.01)	0.20	0.20	0.21
Restructuring expense (4)	0.01	0.06	0.07	0.11
Goodwill impairment (5)	—	—	3.13	—
Tax adjustments for items noted above (6)	0.02	(0.06)	(0.43)	(0.19)
Adjustment for dilutive shares (7)	—	—	(0.02)	—
Adjusted diluted net (loss) income per common share	$(0.04)	$0.24	$0.61	$2.13

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Represents goodwill impairment expense incurred on the manufacturing reporting unit during the fiscal year ended September 30, 2025.

(6) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented.

(7) Represents an adjustment for shares that are anti-dilutive for GAAP net income per share but are dilutive for adjusted net income per share.

	Three Months Ended		Year Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net (loss) income attributable to MarineMax, Inc.	$(854)	$3,999	$(31,631)	$38,066
Interest expense (excluding floor plan)	7,694	7,345	30,195	30,131
Income tax (benefit) provision	(3,372)	4,141	(6,375)	15,593
Depreciation and amortization	12,935	11,399	49,320	44,487
Stock-based compensation expense	2,915	6,479	19,353	23,961
Transaction and other costs	754	724	2,319	5,074
Restructuring expense	298	1,445	1,600	2,556
Goodwill impairment	—	—	69,055	—
Change in fair value of contingent consideration	(2,475)	(5,422)	(28,126)	(3,030)
Weather (recoveries) expenses	(315)	4,708	4,433	4,850
Foreign currency	(303)	(1,277)	(345)	(1,512)
Adjusted EBITDA	$17,277	$33,541	$109,798	$160,176

1,2 Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income,” “Adjusted diluted EPS,” and “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2026 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.